UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    October 25, 1996




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000

Item 2.  Acquisition or Disposition of Assets

On October 25, 1996, Meredith Corporation, through its cable venture, Meredith/New Heritage Partnership (MNH Partnership), completed the sale of its ownership interest in Meredith/New Heritage Strategic Partners, L.P. (Strategic Partners), effective September 30, 1996. Strategic Partners owns and operates cable television systems with approximately 127,000 subscribers in the Minneapolis/St. Paul area. The MNH Partnership, of which the Company indirectly owns 96 percent, sold its 73 percent ownership interest in Strategic Partners to Continental Cablevision of Minnesota Subsidiary Corporation (Continental), an affiliate of MNH Partnership's minority partner, Continental Cablevision of Minnesota, Inc.

The total value of the cable television systems was placed at $262.5 million based on estimated discounted future cash flows. Meredith Corporation's share of the proceeds was approximately $116 million in cash (net of taxes). Continental also paid approximately $85 million in Strategic Partners' debt. Meredith Corporation will record a gain in the quarter ended December 31, 1996 of approximately $28 million (net of taxes and deferred losses) from the sale.




Item 7.  Financial Statements and Exhibits

    (b)  Pro forma financial information

         (1) In regards to the transaction described above, unaudited pro forma financial information is presented for the following periods: Statement of Earnings for the year ended June 30, 1996 and Balance Sheet as of June 30, 1996.

              The unaudited pro forma Statement of Earnings presents the pro forma results of operations for Meredith Corporation and its Subsidiaries as if the Company sold its investment in Meredith/New Heritage Strategic Partners, L.P. (Strategic Partners) on July 1, 1995. The unaudited pro forma Balance Sheet presents the pro forma financial position of Meredith Corporation and its Subsidiaries as if the Company sold its investment in Strategic Partners on June 30, 1996.

Meredith Corporation and Subsidiaries
Pro Forma Statement of Earnings
                                         Year       (Unaudited)
                                         Ended       Pro forma    (Unaudited)
                                     June 30, 1996   Adjustments   Pro forma
                                     -------------   -----------   ---------
                                             (in thousands, except per share)

Revenues                                $867,137      $     -      $867,137
                                        ========      =======      ========

Production, distribution and editorial  $366,408      $     -      $366,408
Selling, general and advertising         378,094            -       378,094
Depreciation and amortization             25,130            -        25,130
                                        --------      -------      --------
Total operating costs                    769,632            -       769,632
                                        --------      -------      --------
Income from operations                    97,505            -        97,505
Gain on dispositions                       5,898            -         5,898
Interest income                            2,183        2,680 (a)     4,863
Interest expense                          (5,530)       5,267 (b)      (263)
                                        --------      -------      --------
Income from continuing
  operations before taxes                100,056        7,947       108,003

Income taxes                             (45,399)      (3,179)(c)   (48,578)
                                        --------      -------      --------
Earnings from continuing
  operations                              54,657        4,768        59,425
                                        --------      -------      --------
Discontinued operation:
  Loss from cable operation                 (717)         717 (d)         -
  Gain on disposition                          -       26,940 (e)    26,940
                                        --------      -------      --------
Total discontinued operation                (717)      27,657        26,940
                                        --------      -------      --------
Net earnings                            $ 53,940      $32,425      $ 86,365
                                        ========      =======      ========
Earnings per share from continuing
  operations                            $   1.94                   $   2.10
Earnings per share from
  discontinued operation                   ( .03)                       .97
                                        --------                   --------
Net earnings per share                  $   1.91                   $   3.07
                                        ========                   ========
Average shares outstanding                28,173                     28,173
                                        ========                   ========
See Notes to Pro forma Statement of Earnings
                                       - 3 -

             Notes to Pro forma Statement of Earnings (unaudited)





(a) to record interest income on net cash from cable proceeds after payment of long-term debt and taxes. Interest income was calculated at an average rate of approximately 5 percent.

(b)  to eliminate interest expense related to long-term debt.

(c) to record tax effect of pro forma changes in interest income and expense at the statutory rate of 40 percent.

(d) to eliminate losses of discontinued cable operation from July 1, 1995 to September 30, 1995.

(e) to record pro forma gain on sale of ownership interest in cable operation at July 1, 1995.

Meredith Corporation and Subsidiaries
Pro Forma Balance Sheet



                                                     (Unaudited)
                                         As of        Pro forma   (Unaudited)
Assets                               June 30, 1996   Adjustments   Pro forma
------                               -------------   -----------   ---------
                                                               (in thousands)

Cash and cash equivalents               $ 13,801     $123,278 (a)  $ 86,349
                                                      (50,730)(b)
Net receivables                           89,448        3,429 (a)    92,877
Inventories                               31,185            -        31,185
Supplies and prepaids                      8,104            -         8,104
Film rental costs                         10,321            -        10,321
Deferred income taxes                      8,930            -         8,930
Subscription acquisition costs            48,887            -        48,887
                                        --------     --------      --------

  Total current assets                   210,676       75,977       286,653

Property, plant and equipment            182,855            -       182,855
Less accumulated depreciation           (102,856)           -      (102,856)
                                        --------     --------      --------

  Net Property, plant and equipment       79,999            -        79,999

Net assets of discontinued operation      88,051      (88,051)(a)         -
Subscription acquisition costs            46,745                     46,745
Film rental costs                          6,816                      6,816
Other assets                              19,043         (216)(a)    18,827
Goodwill                                 282,443                    282,443
                                        --------     --------      --------
  Total assets                          $733,773     $(12,290)     $721,483
                                        ========     ========      ========

                                                     (Unaudited)
Liabilities and                          As of        Pro Forma   (Unaudited)
Stockholders' Equity                 June 30, 1996   Adjustments   Pro forma
--------------------                 -------------   -----------   ---------
                                                               (in thousands)

Current portion of long-term debt       $ 15,000     ($15,000)(b)  $      -
Current film rental contracts             13,063            -        13,063
Accounts payable                          42,085            -        42,085
Accruals and other expenses               68,958       10,747 (a)    78,975
                                                         (730)(b)
Unearned subscription revenue            140,401            -       140,401
                                        --------      -------      --------

  Total current liabilities              279,507       (4,983)      274,524

Long-term debt                            35,000      (35,000)(b)         -
Long-term film contracts                   8,419            -         8,419
Unearned subscription revenue             97,811            -        97,811
Deferred income taxes                     25,510            -        25,510
Other deferred items                      25,962            -        25,962
                                        --------      -------      --------

  Total liabilities                      472,209      (39,983)      432,226
                                        --------      -------      --------

Common stock                              20,380            -        20,380
Class B stock                              6,569            -         6,569
Retained earnings                        236,903       27,693 (a)   264,596
Unearned compensation                     (2,288)           -        (2,288)
                                        --------      -------      --------

  Total stockholders' equity             261,564       27,693       289,257
                                        --------      -------      --------


Total liabilities/stockholders' equity  $733,773     ($12,290)     $721,483
                                        ========      =======      ========


See Notes to Pro forma Balance Sheet

                       Notes to Pro forma Balance Sheet





(a) to record the sale of the Company's interest in cable operations as of June 30, 1996 for cash (less funds held in escrow) net of accrued taxes and other sales expenses, and deferred losses of the cable operation from October 1, 1995 through June 30, 1996.

(b) to record use of cable proceeds to pay long-term debt, including accrued interest.

Item 7 (c)  Exhibits:

            2.1 Purchase Agreement dated as of March 15, 1996 between Meredith/New Heritage Partnership and New Heritage Associates as Sellers and Continental Cablevision, Inc. as Buyer

            2.2 Guaranty Agreement effective October 25, 1996, between Meredith Corporation and Continental Cablevision of Minnesota Subsidiary Corporation.







                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Accounting and
                                 Financial Officer)




Date:  November 8, 1996

                               Index to Exhibits





    Exhibit
    Number                                Item
    -------       -------------------------------------------------------

      2.1 Purchase Agreement dated as of March 15, 1996 between Meredith/New Heritage Partnership and New Heritage Associates as Sellers and Continental Cablevision, Inc. as Buyer

      2.2 Guaranty Agreement effective October 25, 1996, between Meredith Corporation and Continental Cablevision of Minnesota Subsidiary Corporation.








    *Supplementary Exhibits and Schedules to the purchase agreement as listed on pages 5 and 6 of Exhibit 2.1 are not included in this filing except for Exhibit B, Guaranty Agreement, which is being filed as Exhibit 2.2 in this Form 8-K. Copies of any of the other exhibits and/or schedules to this purchase agreement will be furnished supplementally to the Commission upon request.